SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 3, 2001

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640
Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177	PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000	PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5. Other Events

  Pacific Gas and Electric Company Bankruptcy

Regulatory Filings

As previously disclosed, on September 20, 2001, Pacific Gas and Electric Company (Utility) and its parent company, PG&E Corporation, jointly filed with the U.S. Bankruptcy Court for the Northern District of California a proposed plan of reorganization (Plan) of the Utility under Chapter 11 of the U.S. Bankruptcy Code and their proposed disclosure statement describing the Plan. The Plan contemplates that the Utility will disaggregate and restructure its business by transferring certain assets and liabilities of its traditional business lines to newly created limited liability companies.

The Plan proposes that the majority of the assets and liabilities associated with the Utility's electric transmission business will be transferred to ETrans LLC (ETrans), the majority of the assets and liabilities associated with the Utility's gas transmission business will be transferred to GTrans LLC (GTrans), and the majority of the assets and liabilities associated with the Utility's generation business will be transferred to Electric Generation LLC (Gen) and its subsidiaries. The Utility also has created subsidiaries or affiliates to hold other assets and may create additional entities as deemed necessary. In addition, the Utility has created Newco Energy Corporation (Newco) to hold the membership interests of each of ETrans, GTrans and Gen. The Utility is the sole shareholder of Newco. The Plan proposes that certain other assets of the Utility deemed not essential to operations will be sold to third parties or transferred to one or more special purpose entities wholly-owned by Newco under the Plan. The Plan also proposes that the Utility will declare and, after the assets are transferred to the newly-formed entities, pay a dividend of all of the outstanding common stock of Newco to PG&E Corporation, and each of ETrans, GTrans and Gen will continue to be an indirect wholly-owned subsidiary of PG&E Corporation (the foregoing transactions are referred to herein collectively as the "Internal Restructurings"). The Reorganized Utility Debtor would retain the name "Pacific Gas and Electric Company." Finally, the Plan contemplates that on or as soon as practicable after the date on which the Plan becomes effective (Effective Date), PG&E Corporation will distribute the shares of the reorganized Utility's common stock it holds to the holders of PG&E Corporation common stock on a pro rata basis (hereinafter referred to as the "Spin Off").

On November 30, 2001, the Utility and PG&E Corporation on behalf of its subsidiaries ETrans, GTrans, and Gen, filed various applications with the Federal Energy Regulatory Commission (FERC) seeking approval to implement the proposed Internal Restructurings. Among other matters, the applications request that the FERC approve:

  The transfer of the Utility's electric transmission assets, including associated contracts for transmission and related services, and certain agreements related to participation in the California Independent System Operator Corporation, to ETrans or its subsidiaries or affiliates,
  The transfer to Gen and its subsidiaries of certain limited transmission facilities associated with generation,
  The transfer of the Utility's 26 hydroelectric licenses and 11 transmission-only licenses to Gen or ETrans or their subsidiaries,
  The assignment of the beneficial interest in the Nuclear Decommissioning Trust associated with the Utility's Diablo Canyon Nuclear Power Plant to a subsidiary of Gen, Diablo Canyon LLC,
  The transfer of the Utility's gas transmission and storage assets to GTrans or its subsidiaries or affiliates and the establishment of new rate tariffs,
  The Utility's declaration and payment of the dividend of the outstanding common stock of Newco to PG&E Corporation,
  The Utility's declaration and payment of a stock dividend to PG&E Corporation so that the issued and outstanding shares of the Utility's common stock owned directly by PG&E Corporation will be the same as the number of issued and outstanding shares of PG&E Corporation common stock,
  The Spin Off,
  The securities issuances and debt financings contemplated by the Plan,
  Various agreements proposed to be entered into between the reorganized Utility and one or more of the disaggregated entities, consisting of: (1) the 12-year bilateral power sales agreement between the reorganized Utility and Gen, (2) the "back to back" agreement between the reorganized Utility and ETrans to enable the disaggregated entities to continue to provide service under the rates, terms, and conditions of certain of the Utility's existing wholesale transmission and distribution contracts, (3) a Transmission Availability Agreement between Gen and ETrans to comply with Nuclear Regulatory Commission (NRC) requirements to assure delivery of off-site backup power to the Utility's Diablo Canyon nuclear power plant among other NRC requirements, (4) a Generation Interconnection Agreement between ETrans and Gen with respect to Gen's facilities that are interconnected directly with the interstate transmission grid, (5) a Generation Interconnection Agreement between ETrans and the reorganized Utility with respect to the generation facilities to be retained by the reorganized Utility that are interconnected directly with the interstate transmission grid, a (6) Generation Interconnection Agreement between the reorganized Utility and Gen with respect to Gen's facilities that are interconnected to the distribution level facilities to be retained by the reorganized Utility, (7) the Load Interconnection Agreement between the reorganized Utility and ETrans to interconnect the reorganized Utility's distribution facilities to the interstate transmission grid, (8) a bilateral agreement between GTrans and the reorganized Utility to provide gas transportation and storage services to the reorganized Utility, and (9) an agreement between GTrans and the reorganized Utility covering metering of natural gas,
  The acquisition and operation by the Utility of an approximately 2.6 mile segment of the Oregon portion of the interstate pipeline owned by PG&E Gas Transmission Northwest Corporation (the Utility's sister subsidiary), and the transfer of this pipeline and the Utility's existing gas transmission system to GTrans.

On November 30, 2001, the Utility also filed applications with the NRC for approval to transfer the NRC operating licenses for the Diablo Canyon Nuclear Power Plant, Units 1 and 2 to Gen and one its subsidiaries and for the indirect transfer of the Humboldt Bay nuclear power plant (which is in the early stages of decommissioning) to the reorganized Utility.

In addition, before the Plan can become effective, other regulatory approvals will be required, including approval from the Securities and Exchange Commission (SEC) for PG&E Corporation, a holding company exempt from registration under Section 3(a)(1) of the Public Utility Holding Company Act of 1935 (PUHCA) and Newco, which also will be a holding company exempt from registration under Section 3(a)(1) of PUHCA, to hold more than one public utility as of the date on which the Utility's assets are transferred to Gen and ETrans. This application is currently scheduled to be filed with the SEC in late December 2001.

Some of the applications filed at the FERC included revised financial projections for each of the disaggregated entities for the period 2003 through 2005. These financial projections reflect updated assumptions and therefore differ from the financial projections and assumptions that were filed, along with the Plan and Disclosure Statement, with the Bankruptcy Court on September 20, 2001, and with the Securities and Exchange Commission as exhibits to the Current Report on Form 8-K filed by PG&E Corporation and the Utility on September 20, 2001. These revised financial projections and underlying assumptions are attached to this report as Exhibit 99.1. Copies of the voluminous filings are available through the Utility's website at http://apps.pge.com/regulation.

It is anticipated that the FERC and NRC approvals will be obtained by August 1, 2002, assuming that evidentiary hearings are either limited in scope or not required. There can be no assurance that the regulatory approvals discussed will be obtained within the time anticipated or at all. If any of the required approvals are not obtained, PG&E Corporation and the Utility will be compelled to consider alternatives and the Plan, as currently contemplated, would not be consummated. In addition to the required regulatory approvals discussed above, the Bankruptcy Court must confirm the Plan and certain other conditions must be satisfied.

Objections to Disclosure Statement

Pursuant to the Bankruptcy Court's October 9, 2001 order, objections to the form of Disclosure Statement that was filed with the Bankruptcy Court on September 20, 2001, were due November 27, 2001. Approximately 70 objections to the Disclosure Statement have been filed, including objections seeking clarification of the proposed treatment of various claims and contractual relationships under the Plan (including with respect to environmental liabilities, tort claims, generator claims, certain water agency and irrigation district contracts and mainline extension contracts), the claims resolution process, the long-term debt proposed to be issued to creditors under the Plan, the assets and liabilities proposed to be transferred pursuant to the Plan and preemption issues. Some creditors have also complained about the proposed treatment of their claims under the Plan. Further, various counties and cities have filed objections regarding a variety of issues relating to payment of property taxes, franchise fees, undergrounding fees, and the impact on their police and regulatory power, among other issues. The U.S. Trustee, among other things, has objected to the level of debt proposed to be issued by the reorganized Utility in light of the proposed asset transfers by the reorganized Utility, requested more valuation information to assess the fairness of the proposed asset transfers and debt issuances, requested more information regarding potential claims against PG&E Corporation, and questioned why the right to any benefits that may result from the Utility's pending federal lawsuit against the CPUC Commissioners for the recovery of the Utility's past wholesale power purchase costs from ratepayers would be transferred to PG&E Corporation.

Both the State of California and the California Public Utilities Commission (CPUC), among others, have filed objections arguing that the Disclosure Statement contains inaccurate and/or inadequate information in numerous respects, and that the Plan is not confirmable as a matter of law on various grounds. The State, the CPUC and other parties also raise similar arguments as those raised in their respective adversary objections discussed below. The Utility Reform Network ("TURN") has also filed a lengthy objection arguing, among other things, that there is inadequate disclosure regarding the effect of the Plan on rates and treatment of gain on sale, and also requesting that amortization schedules for Gen debt after expiration of the 12-year bilateral power sales contract be provided.

The Bankruptcy Court will consider the objections to the form of Disclosure Statement at the hearing scheduled to be held on December 19, 2001.

Adversary Objections

On November 6, 2001, the California Attorney General, on behalf of various state and local agencies, including the California Department of Water Resources (DWR), filed a brief with the Bankruptcy Court arguing that the Utility should be required to initiate adversary proceedings in the Bankruptcy Court in order to obtain the relief sought in the proposed Plan. The CPUC also filed a brief requesting that the Utility initiate such adversary proceedings, as did numerous other governmental entities and other entities. (Pursuant to the Bankruptcy Court's October 9, 2001 order with respect to the Disclosure Statement regarding the Plan, all briefs in support of an adversary proceeding were due November 6, 2001.)

The Attorney General and the CPUC argue that, because the proposed Plan "would completely change the State of California's regulatory scheme governing energy generation, procurement and delivery and thwart State and local governments' respective exercise of their police and regulatory powers," an adversary proceeding is required to protect the State's due process rights and to provide the Bankruptcy Court a more informed proceeding in which to determine whether preemption of State and local laws as proposed in the Plan is permissible as a matter of law.

On November 27, 2001, the Utility filed a brief in opposition to these adversary objections, arguing that none of the declaratory relief requested in the Plan (for example, that certain CPUC and local regulatory approvals are not required to consummate the transactions contemplated by the Plan) falls within the list of matters for which an adversary proceeding is required under the U.S. Bankruptcy Code. The Utility also argues that the Bankruptcy Code permits the injunctive relief requested in the Plan (for example, that officials of the CPUC and the State be prohibited from taking any action related to allocation or other treatment of any "gain on sale" related to assets transferred or disposed of under the Plan) to be granted without an adversary proceeding.

It is not certain when the Bankruptcy Court will consider the adversary objections.

Monthly Operating Report

On November 30, 2001, Pacific Gas and Electric Company (Utility), a subsidiary of PG&E Corporation, filed its monthly operating report for the month ended October 31, 2001, with the U.S. Bankruptcy Court for the Northern District of California. The Utility's monthly operating report includes an unaudited income statement for the month and an unaudited balance sheet dated as of the end of the month. These unaudited financial statements are attached as Exhibit 99.2 to this report. The monthly operating report also includes a statement of receipts and disbursements, as well as other information. The preliminary financial statements were prepared using certain assumptions and estimates that are subject to revision. Any adjustments for these estimates (based upon changes in facts and circumstances, further analysis, and other factors) will be reflected in the financial statements in the period during which such adjustments are made. These adjustments could have a material impact on reported results in the future.

B. Amendment of PG&E Corporation Credit Facility

On November 19, 2001, PG&E Corporation signed an agreement to amend its current $1 billion aggregate term loan credit facility. The original credit facility, which was entered into with General Electric Capital Corporation and Lehman Commercial Paper Inc. on March 2, 2001, permitted PG&E Corporation to extend the term of the credit facility, which would otherwise expire on March 2, 2003, for an additional one year. The amendment gives PG&E Corporation the right to extend the term of the credit facility for two additional one-year periods so that the termination date could be extended to March 2, 2006. As a condition to exercise of each of the new extensions, PG&E Corporation will pay a fee of 3% of the then-outstanding balance of the loans under the facility, and also will issue to the lenders additional options equal to approximately 1% of the common stock of PG&E Corporation's indirect subsidiary, PG&E National Energy Group, Inc.

C. Exposure to Enron Corporation

As recently reported, Enron Corporation (Enron) currently owes the Utility damages as a result of an energy contract termination. The market value of the contract to be paid to the Utility upon termination is in dispute, but the Utility presented draws on letters of credit of approximately $100 million. One of the letter of credit banks has refused to honor draws in the approximate amount of $58 million. The Utility and the letter of credit bank are currently discussing the situation. Enron has submitted claims in the Utility's bankruptcy case for a gross amount of approximately $604 million, which amount is in dispute.

Cautionary Statement Regarding Forward Looking Statements

This report and Exhibit 99.1 hereto contain forward looking statements about the proposed Plan, projected financial information relating to the disaggregated entities and the various assumptions underlying such projections. These statements, financial projections and underlying assumptions, are necessarily subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward looking statements, financial projections, and summary of proposed terms of long-term debt. Although PG&E Corporation and the Utility are not able to predict all of the factors that may affect whether the Plan will be confirmed, or whether, if confirmed, it will become effective, some of the factors that could affect the outcome materially include: the pace of the Bankruptcy Court proceedings; the extent to which the Plan is amended or modified; legislative and regulatory initiatives regarding deregulation and restructuring of the electric and natural gas industries in the United States, particularly in California; whether the Utility is able to obtain timely regulatory approvals or whether the Utility is able to obtain regulatory approvals at all; risks relating to the issuance of new debt securities by each of the disaggregated entities, including higher interest rates than are assumed in the financial projections which could affect the amount of cash raised to satisfy allowed claims, and the inability to successfully market the debt securities due to, among other reasons, an adverse change in market conditions or in the condition of the disaggregated entities before completion of the offerings; whether the Bankruptcy Court exercises its authority to pre-empt relevant non-bankruptcy law and if so, whether and the extent to which such assertion of jurisdiction is successfully challenged; whether a favorable tax ruling or opinion is obtained regarding the tax-free nature of the Internal Restructurings and the Spin Off; and the ability of the Utility to successfully disaggregate its businesses.

In particular, the financial projections, attached as Exhibit 99.1, have been prepared based upon certain assumptions that PG&E Corporation and the Utility believes to be reasonable under the circumstances, taking into account the purpose for which they were prepared. Those assumptions considered to be significant are described in the financial projections, which are also included in Exhibit 99.1. However, the financial projections were not prepared with a view toward compliance with the published guidelines of the SEC or the American Institute of Certified Public Accountants regarding projections or forecasts. In addition, the financial projections have not been examined or compiled by the independent accountants of the Utility or PG&E Corporation. Neither the Utility nor PG&E Corporation makes any representation as to the accuracy of the projections or the ability of the disaggregated entities to achieve the projected results. Many of the assumptions on which the projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved may vary from the projected results and the variations may be material.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

Exhibit 99.1 - Financial Projections and Underlying Assumptions related to proposed Plan of Reorganization

Exhibit 99.2 - Pacific Gas and Electric Company Income Statement for the month ended October 31, 2001, and Balance Sheet dated October 31, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By: CHRISTOPHER P. JOHNS
________________________________________
CHRISTOPHER P. JOHNS Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY
By: DINYAR B. MISTRY
________________________________________
DINYAR B. MISTRY Vice President and Controller

Dated: December 3, 2001